SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) July 28, 1997





                               SIMTEK CORPORATION
             (Exact name of registrant as specified in its charter)




Colorado                           0-19027                      84-1057605
--------------------------------------------------------------------------------
(State or other                  (Commission                (I.R.S. Employer
jurisdiction                     File Number)               Identification No.)
of incorporation)



                       1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado        80920
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code     (719) 531-9444
                                                        --------------


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5: Other Information:

     Simtek Corporation issued the following press release dated July 28, 1997 announcing second quarter 1997 financial results:

                              FOR IMMEDIATE RELEASE

                       SIMTEK ANNOUNCES FINANCIAL RESULTS
                         FOR THE SECOND QUARTER OF 1997

COLORADO SPRINGS, Colorado -- July 28, 1997 -- Simtek Corporation announced financial results for the second quarter and the first six months of 1997. The company had a net profit of $99,579 for the second quarter of 1997 compared to a profit of $12,122 for the same period in 1996. The first six months of 1997 resulted in a net profit of $197,358 compared with a loss of $222,584 for the same period in 1996.

"Simtek is expanding its markets and improving its internal operations. Both gross profit margin percentage and internal expenses as a percentage of sales were favorable this quarter compared to the same quarter last year," stated Douglas Mitchell, Simtek's Chief Operating Officer.

Simtek's customer base continues to grow for its mature 4Kbit, 16Kbit and 64Kbit nvSRAM devices. Many new customers are developing products using the company's recently announced 256Kbit product line. Pre-production quantities of 256Kbit parts are shipping into new designs with demand for production quantities expected to start in the fourth quarter. Because of their strict quality and reliability requirements, industrial and military applications continue to be a major portion of Simtek's market, but many new applications are developing in telecommunications and commercial office automation equipment.

                                                    FINANCIAL RESULTS

                                                          Three Months Ended June 30,                  Six Months Ended June 30,
                                                        -------------------------------            -------------------------------
                                                             1997               1996                    1997               1996
                                                             ----               ----                    ----               ----
Net sales                                               $  1,536,243       $  1,158,624            $  3,301,761       $  1,969,718

Cost of sales                                                834,337            712,707               1,922,568          1,268,519

Gross margin                                                 701,906            445,917               1,379,193            701,199

Gross margin %                                                45.69%             38.49%                  41.77%             35.60%

Total selling, general and
     administrative expenses                                 615,875            443,473               1,213,129            942,614

Income (loss) from operations                                 86,031              4,908                 166,064           (234,668)

Net income (loss)                                       $     99,579       $     12,122            $    197,358       $   (222,584)

Net loss per common share                               $       0.00       $       0.00            $        .01       $      (0.01)

Weighted average number of shares
     outstanding                                          28,521,740         26,978,311              28,521,740         26,978,311


                                       ###

Simtek Corporation develops, produces and markets high performance nonvolatile memories. They combine the speed and ease of use of SRAMs with a small, cost effective, reliable package that retains data without power or the use of batteries. The Company is headquartered in Colorado Springs, Colorado with world-wide sales established through independent representatives and distributors. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.


Dr. Richard Petritz                                For product information:
President and Chief Executive Officer
Simtek Corporation                                 contact info@simtek.com
1465 Kelly Johnson Boulevard                       or see our Web page at
Colorado Springs, CO  80920 USA                    http://www.simtek.com
(719) 531-9444  FAX (719) 531-9481

Editors Note: Please send inquiries to: Communications Department, Simtek Corporation, 1465 Kelly Johnson Boulevard, Colorado Springs, CO 80920 USA (719) 531-9444, FAX (719) 531-9481.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                 SIMTEK CORPORATION


                                    /s/ Richard L. Petritz
July 30, 1997                    By:____________________________________________
                                     RICHARD L. PETRITZ
                                     Chief Execuitve Officer and Chief
                                     Financial Officer (acting)







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